UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  September 30, 2013

Commission file number: 000-54046

GREENPLEX SERVICES, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0856924
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

2525 E. 29th Ave. Ste. 10-B

Spokane, WA 99223

 (Address of principal executive offices)

(208) 591-3281

(Registrant’s telephone number)

_________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01  Entry into a Material Definitive Agreements.

On September 30, 2013, Greenplex Services, Inc. (the “Company”) entered into a definitive agreement relating to the private placement of $5,000 of its securities through the sale of 125,000 shares of its common stock at $0.04 per share to an investor.  Upon closing of the private placement, there were no fees, commissions, or professional fees for services rendered in connection with the private placement.  The placement was arranged and undertaken by the officers of the Company.  The private placement of these securities was exempt from registration under pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 3.02  Unregistered Sales of Securities.

On September 30, 2013, Greenplex Services, Inc.  (the “Company”) issued 125,000 unregistered shares of its common stock, par value $0.001, at $.04 per share from its treasury to an investor in exchange for $5,000.  The company sold these restricted shares to further capitalize the Company in order to pay operating expenses and to execute its business plan.

In the issuance of the securities referenced under Item 1.01 of this report we are relying on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 for sales to sophisticated investors given full disclosure.  We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale and no fees were paid in connection with the transaction.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1

Form of Securities Purchase Agreement, entered into by the Company on September 30, 2013.  (incorporated hereto by reference to Form 8-K, Exhibit 10.1 filed with the Securities and Exchange commission on April 11, 2012, file number 000-54046)

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated:  October 4, 2013

 GREENPLEX SERVICES, INC.

By:

/s/  Kyle W. Carlson

Kyle W. Carlson

President, Treasurer, CEO, & CFO